Exhibit 10.65

October 26, 2005

Mr. Arthur R. Buckland

263 Elm Street

Concord, MA 01742-2251

RE: Consulting Agreement

Dear Art:

This is to confirm our agreement pursuant to which you will provide consulting services to Richardson Electronics, Ltd.

Commencing October 31, 2005, as an independent contractor, you will render consulting services and perform projects relating to strategic planning as are requested or assigned to you from time to time by our Chairman of the Board. We shall agree to specific mandate/objectives of your engagement which are to be finalized in writing by November 11, 2005 with one of the primary requirements of the mandate being to have a clear plan to submit to our Board of Directors on January 11, 2006.

You shall determine your working hours and the manner, means and methods of carrying out requested service and projects. Either of us may terminate further services under this agreement by written notice to the other; provided, that upon any termination we may request that you complete a project or projects that had been previously assigned to you. Should we make such request you will continue to be compensated for such work on the terms herein provided.

As full and complete compensation for your services for consultation required by us and for discharge of all your obligations hereunder, we shall pay you a monthly fee of $40,000.00, during the period in which you are performing services. In the event your engagement begins or ends during a calendar month the fee for such month shall be apportioned to the number of days in the month that you are engaged.

This amount will be paid to your account within 5 business days after the end of each month for services during the preceding calendar month.

We shall reimburse you for your out-of-pocket expenses (transportation, hotel, meals) necessarily incurred by you in connection with any trip made at your request and with our prior approval. Reimbursement of your out-of-pocket expenses will be in accordance with the Company’s business travel policy applicable to Company employees.

In the performance of all services hereunder, you shall be deemed to be and shall be an independent contractor, and as such: (a) you shall not be entitled to any benefits applicable to employees of our Company such as pension, life insurance, medical or health benefits; and (b) you shall have sole responsibility for the payment of all applicable governmental taxes including income taxes and for all employment and disability insurance, social security and other similar taxes, the Company will not make any deductions or contribution for any such items and you agree to hold us harmless and indemnify us from liability, cost or expense in connection therewith.

During the period we are retaining your services hereunder, and for a period of one year thereafter, you may not work for others, nor enter the employ of, or perform the same or similar services for any competitor of, or any other person, firm, or organization manufacturing or dealing in products produced or distributed by our Company or its affiliates or subsidiary entities. Further you agree to not, during your engagement as a consultant to us and for a period of one year thereafter, directly or indirectly, individually or for, with or through any other person, firm or company, provide services of the type provided by you or provided by our Company to our customers or suppliers, to any individual, firm, company, or other business entity who was a customer of or supplier to our Company or subsidiaries at any time during your engagement as a consultant to us.

Also, we expect that since we have you on a fixed retainer, we shall have first call on your time.

We do not desire to acquire from you any secret or confidential know-how or information which you may have acquired from others. Accordingly, you represent and warrant that you are free to divulge to our Company, without any obligation to, or violation of any right of others, any and all information, practices or techniques which you will describe, demonstrate or divulge or in any other manner make known to our Company during your performance of services hereunder.

The information and knowledge divulged to you by our Company or which you acquire in connection or as a result of your services hereunder shall be regarded by you as confidential, including, without limitation, financial, operating, performance, cost, business and process information or data, know-how, plans, and computer programming and other software and software techniques, engineering, manufacturing, technical, marketing, sales, pricing, specifications, customer data, product designs and manufacturing and business processes and procedures. Without limiting the generality of the foregoing, you recognize that, unless and until published, all plans and proposals developed by you hereunder or heretofore or hereafter used or developed by us are and shall be our trade secrets. You shall not use, nor shall you disclose, any such information, knowledge or trade secrets to any person either during or after the period of this agreement, except to our employees as may be necessary in the regular course of your duties hereunder, or except as otherwise authorized in writing by us. The foregoing provisions of this paragraph should be read in conjunction with any non-disclosure or confidentiality agreement entered into between us and shall not be deemed to supersede such agreement.

During your engagement as consultant to us under this letter agreement, and for a period of one year after the termination of such engagement for any reason whatsoever, you will not (i) solicit,

hire or attempt to hire any person who is employed by our Company of any of our subsidiaries at the time of such termination (or who was employed by our Company or any of our subsidiaries during the prior six months), or encourage any employee of our Company or any of our subsidiaries to terminate his or her employment with our Company or subsidiaries or assist anyone else in such activities; or (ii) solicit, induce or encourage any customer or licensor of, or supplier to, our Company or any of our subsidiaries to terminate their relationship with our Company or subsidiaries, or assist any other person, firm, company or other entity in such activity, or directly or indirectly provide any services to, or become employed by, any person or entity which has been a customer of, or a supplier to, our Company or any of our subsidiaries during your engagement as a consultant to us. This paragraph shall not apply to any customer or supplier which terminated its relationship with our Company and our subsidiaries more than six (6) months prior to the date you cease to be engaged by our Company, or to any employment that does not involve providing services of the kind provided by our Company or its subsidiaries to such customer or supplier.

All records and notes and copies thereof relating to our operations, investigations and business made or received by you during the period of this agreement are and shall be our property exclusively, and you shall keep the same at all times in your custody and subject to control, and shall surrender the same at the termination of this agreement if not before.

You agree that you will disclose and furnish promptly to our Company all Work Product originated or developed in connection with the performance of services by you for our Company. You further agree that the entire right, title and interest in all such Work Product shall be vested in and be the property of our Company. For the purposes of this letter agreement, the term “Work Product” shall mean all object code versions of computer programs and any enhancements, improvements, new releases or other modifications to such programs, all users’ manuals and other written documentation, all financial information, all ideas, concepts, inventions, discoveries, developments, improvements, processes, products, programs, designs, samples, models, methods or techniques, marketing plans or presentations, specifications, drawings, know-how, records, works of authorship and other creative works, and all other knowledge, technical or business information and other data, whether expressed in writing, orally or otherwise, and whether or not protectable by patent, trademark, copyright or other applicable law, which are written, created, conceived, developed or acquired by you, alone or jointly with our Company’s employees or other persons, as a result of or in connection with your performance of services for our Company or its affiliates or subsidiaries.

You acknowledge that we have expressly agreed to treat as works made for hire all Work Product requested by our Company which qualifies as such in accordance with copyright laws. For all Work Product, you agree to sign any additional documentation necessary to assure that our Company is and remains the owner of such Work Product. The cost of doing so shall be paid by our Company.

If the foregoing is in accordance with your understanding, please indicate your agreement to the same by executing and returning the enclosed copy of this letter.

Very truly yours,

RICHARDSON ELECTRONICS, LTD.

/s/ Edward Richardson Chairman of the Board

Agreed to:

/s/ Arthur R. Buckland
Arthur R. Buckland

Date    October 27, 2005